UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  August 14, 2013
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 6, 2013, Diebold, Incorporated (the “Company”) issued a news release announcing its preliminary results for the second quarter of 2013.  At the time of the announcement, the Company indicated the need for additional time to  review  the accounting treatment of certain transactions related to indirect tax incentives.  The Company has finalized its second quarter 2013 financial results and on August 14, 2013 is filing its Form 10-Q for the period ended June 30, 2013. In the filing, the Company adjusted the 2013 valuation allowance charge on certain Brazil deferred tax assets from $(0.51) per share to $(0.61) per share for the quarter, or $(0.62) for the year-to-date period.  This resulted in a revised second quarter 2013 loss from continuing operations of $(1.65) GAAP, or $(0.35) non-GAAP. As such, on August 14, 2013, Diebold issued a news release announcing these revised financial results for the second quarter of 2013. The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
August 14, 2013	By:	/s/ Bradley C. Richardson
		Name:	Bradley C. Richardson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	News release of Diebold, Incorporated dated August 14, 2013